UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     Equity Office Properties Trust (“Equity Office”) is re-issuing in an updated format its historical financial statements in connection with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During the nine months ended September 30, 2005, Equity Office sold properties and held properties for sale and in compliance with SFAS 144 has reported revenue, expenses and net gains from the sale of these properties and provisions for loss on assets held for sale as discontinued operations for each period presented (including the comparable periods of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property or a property designated as held for sale is required for previously issued annual financial statements for each of the three years shown in Equity Office’s last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on Equity Office’s reported net income available to common shareholders or funds from operations.

     This Report on Form 8-K updates Items 6, 7 and 8 of Equity Office’s 2004 Form 10-K to reflect the properties sold during the nine months ended September 30, 2005 and the properties held for sale as of September 30, 2005 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

     The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: December 2, 2005	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
12.1	Statement regarding Computation of Ratios

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Financial Statements